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                                                                      EXHIBIT 11



                      Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of the Post-Effective Amendment No. 26 to the registration statement on Form N-1A of our report dated February 13, 1998, relating to the financial statements and financial highlights of Prudential National Municipals Fund, Inc. which appears in such Statement of Additional Information, which is incorporated by reference as part of this Post-Effective Amendment No. 27 to the registration statement on Form N-1A (the "Registration Statement") and to the incorporation by reference of our report into the Prospectus which constitutes part of the Registration Statement. We also consent to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.




PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
November 19, 1998